U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10

General Form for Registration of Securities
of Small Business Issuers
Under Section 12(b) or (g) of
the Securities Exchange Act of 1934

WILDER FILING, INC.
(Name of Small Business Issuer)

New York	05-0608616
(State or Other Jurisdiction of	I.R.S. Employer Identification

82 Dune Road, Island Park, New York 11558
(Address of Principal Executive Offices including Zip Code)

516-431-1447
(Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act: Common Stock, Par Value $.0001

Large Accelerated Filer		Accelerated Filer	
Non-Accelerated Filer		Smaller Reporting Company	☒
(do not check if a smaller reporting company)

PART I

ITEM 1.  BUSINESS.

Wilder Filing, Inc. (“Wilder”) was incorporated on August 20, 2004 under the laws of the State of New York to engage in any lawful corporate undertaking, including, but not limited to, printing and preparing corporate filings pursuant to the Securities and Exchange Commission Electronic Data Gathering And Retrieval (EDGAR) system. Wilder operations to date have been limited to preparing and filing EDGAR documents for a small number of companies.

 Since commencing operations in 2004, we have filed reports and registration statements on behalf of companies whose filings are required under the Securities Act of 1933 (“Securities Act”) and/or the Securities Exchange Act of 1934 (“Exchange Act”) in the format prescribed by the commission's EDGAR system. While our business is not seasonal, we are busiest during those times of year when quarterly and annual reports are due. Most of our clients operate on a calendar year ending December 31; as a result, most of our revenue is earned in March, May, August and November. Because all filings are made electronically, our business is not limited to any one geographical area. Our principal office is located at 82 Dune Road, Island Park, NY 11558.

Wilder currently has three (3) part time employee(s).

BUSINESS STRATEGY

Wilder's principal objective is to continue to offer printing and filing services for companies required to file reports with the Securities and Exchange Commission, with the goal of increasing our client base and expanding our business. We intend to begin advertising to increase our client base.

PRODUCTS AND SERVICES

In 2000, the Commission made it mandatory that all filings with the Commission be made in electronic format. To that end, the Commission created EDGAR.

Through the use of specific software, professional training, and knowledge of the required forms, Wilder has been filing SEC required forms on behalf of its clients, most of which are small business issuers. Since it began operations, Wilder has sought to provide its clients with efficient, timely and personalized service. On behalf of our clients, we have filed both registration statements and Exchange Act reports.

COMPETITION

There are hundreds of companies providing EDGAR filing services. Many are larger and are better known and funded than Wilder. In addition, the barrier to entry in this industry is low since EDGAR formatting software can be purchased for under $5,000. We compete with all such filing services. Further, many issuers may choose to file their own reports.

ASPECTS OF A REPORTING COMPANY

There are certain perceived benefits to being a reporting company.  These are commonly thought to include the following:

▪	Increased visibility in the financial community;
▪	Provision of information required under Rule 144 for trading of eligible securities;
▪	Compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the Nasdaq Capital Market;
▪	The facilitation of borrowing from financial institutions;
▪	Improved trading efficiency;
▪	Shareholder liquidity;
▪	Greater ease in subsequently raising capital;
▪	Compensation of key employees through stock options for which there may be a market valuation;
▪	Enhanced corporate image.

There are also certain perceived disadvantages to being a reporting company.  These are commonly thought to include the following:

▪	Requirement for audited financial statements;
▪	Required publication of corporate information;
▪	Required filings of periodic and episodic reports with the SEC;
▪	Increased rules and regulations governing management, corporate activities and shareholder relations.

GLOSSARY

EDGAR	Electronic Data Gathering And Retrieval- an electronic filing system developed and used by the U.S. Securities and Exchange Commission.

Wilder or the Registrant	The corporation whose common stock is the subject Registrant of this registration statement.

Exchange Act	The Securities Exchange Act of 1934.

Securities Act	The Securities Act of 1933.

Item 1A. RISK FACTORS

The business of Wilder is subject to numerous risk factors, including the following:

▪	Wilder has a short operating history and minimal assets.

Wilder commenced its operations in 2004. Revenues for the years 2007 and 2008 were $19,629 and $14,544, respectively.   Wilder has few significant assets or financial resources.  Net income was $2,632 and $4,361 for the years ended December 31, 2007 and 2008, respectively. While we expect to increase our revenues and profits, there is no guarantee that we will be able to do so.

▪	We face competition which may be better known and/or better funded that Wilder.

When choosing an EDGAR filing provider, public companies may be familiar with the names of better-known providers, including those whose names are familiar because of extensive advertising. Competitors may under price us or offer peripheral services which we may not be able to offer. Although we have developed a client base in the three years since we began operations, such clients are not contractually bound to utilize our services. In the event any of our competitors solicit our clients with lower prices which, because they are larger they may be able to afford, our clients may leave us to use the services of such competitors. Further, competitors may offer peripheral services such as financial printing, which we are currently unable to offer. This may also result in the loss of clients.

▪	We may need to raise capital and cannot be certain that financing will be available.

In order for us to advertise extensively or to increase our operations, we may need to raise funds through an offering of our securities. However, we cannot guarantee that we will be able to raise sufficient funds to implement our future business plans. An inability to raise needed funds could result in a loss of business and/or revenues.

▪	Purchase of penny stocks can be risky.

In the event that a public market develops for the securities of Wilder, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.  The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Wilder, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange.  For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.  Prices for penny stocks are often not available and investors are often unable to sell such stock.

▪	We have not conducted any market research.

Wilder has neither conducted, nor have others made available to it, market research indicating that increased demand exists for the types of services it currently offers.  Even in the event increased demand exists such services, there is no assurance Wilder will attract additional clients or that it can successfully compete with new and existing providers of those same services.

▪	If we cannot afford the costs of being a reporting company, we may not remain current in our filings, and shareholders will not have easy access to our financial and other information.

Given our limited financial abilities, we may not be able to absorb the costs of remaining current in our reports. Further, reporting costs may decrease our profits.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

This analysis of the Company's financial condition, capital resources and operating results should be reviewed in conjunction with the accompanying Financial Statements, including the notes thereto.

Wilder was incorporated in the State of New York on September 3, 2004. Wilder has been engaged in preparing and filing documents with the SEC utilizing the SEC's EDGAR format since 2004.

Forward-Looking Statements

This registration statement contains forward-looking statements, which statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or out industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States of America. In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States Dollars.

As used in this registration statement, the terms "we", "us", "our", and "Wilder” means Wilder Filing, Inc., unless otherwise indicated.

Critical Accounting Policies

In connection with the issuance of Securities and Exchange Commission FR-60, the following disclosure is provided to supplement the Company’s accounting policies in regard to significant areas of judgment. Management of the Company is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. These estimates also impact the reported amount of net earnings during any period. Actual results could differ from those estimates. Because of the size of the financial statement elements to which they relate, some of our accounting policies and estimates have a more significant impact on our financial statements than others.

Overview

Incorporated in 2004, Wilder has provided EDGAR filing services since 2004. We file any and all documents required to be filed with the Commission by registrants and/or reporting companies.

We had $19,629 and $14,544 sales revenue for the years ended December 31, 2007 and 2008, respectively, with a net income of $2,632 in 2007 and $4,361 for 2008.

Wilder has limited operating capital, and it may not be sufficient to enable us to fully continue and/or increase our business operations. Additional funding may be required to meet Wilder's goals, to expand operations and increase marketing efforts. In such case, existing shareholders may see their investments in Wilder diluted.

RESULTS OF OPERATIONS FOR WILDER FILING, INC.

YEAR ENDED DECEMBER 31, 2008 COMPARED TO YEAR ENDED DECEMBER 31, 2007

Revenues

For the years ended December 31, 2007 and 2008, Wilder had revenues of $19,629 and $14,544, respectively, a decrease of $5,085 or 25.9%.  These revenues were derived from performing filing services on behalf of corporations which were filing documents with the Commission.

Costs and Expenses

Total costs and expenses for the years ended December 31, 2007 and 2008 were $16,997 and $10,183, respectively, a decrease of $6,814 or 40.0%.  As a percentage of gross revenues, costs and expenses decreased from 86.6% to 70.0%.

Net Income (Loss)

For the year ended December 31, 2007, net income was $2,632 and for the year ended December 31, 2008, Wilder had net income of $4,361, an increase of $1,729.

NINE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2008.

Revenues

For the nine month periods ended September 30, 2008 and 2009, Wilder had revenues of $7,404 and $27,706, respectively, an increase of $20,302 or 274.2%.  These revenues were derived from performing filing services rendered to corporate clients.

Costs and Expenses

Costs and expenses for the nine month periods ended September 30, 2008 and 2009 were $10,132 and $30,121, respectively, an increase of $19,989 or 197.3%.  As a percentage of gross revenues, costs and expenses decreased from 136.8% in 2008 to 108.7% in 2009.

Net Income (Loss)

For the nine months ended September 30, 2008, net (loss) was $(2,728).  For the nine months ended September 30, 2009, net (loss) was $(2,415), a decreased loss of $(313).

Liquidity and Capital Resources

In 2004, our three founders received a total of 100 shares for $0.0001 per share. In 2008, we amended a Certificate of Incorporation to increase our authorized capitalization from 100 shares of common stock no par value to 50,000,000 shares at $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value.

Off Balance Sheet Arrangements

Wilder has no significant off balance sheet arrangements.

Inflation

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial conditions.

Contractual Commitments

None.

Off-Balance Sheet Arrangements

As of September 30, 2009 we had no off-balance sheet arrangements reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues of expenses, results or operations, liquidity, capital expenditures or capital resources that are material to investors.

Related Party Transactions

None.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the Company’s financial statements and the accompanying notes. The amounts of assets and liabilities reported in the Company's balance sheets and the amounts of revenues and expenses reported for each fiscal period are affected by estimates and assumptions.   Actual results could differ from these estimates.

 Our key accounting estimates and policies are reviewed with the audit committee.

ITEM 3.  PROPERTIES.

Wilder has no properties and at this time has no agreements to acquire any properties.  Wilder currently uses the offices of Joel Schonfeld, its President, at no cost to Wilder.  Mr. Schonfeld has agreed to continue this arrangement with Wilder indefinitely.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth each person known by Wilder to be the beneficial owner of five percent or more of the common stock of Wilder, all directors individually and all directors and officers of Wilder as a group as of September 30, 2009.  Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Keywanna Cornish- Wilder (2) 80 Wall Street, Suite 815 New York, New York 10005	common stock	500,000	5.24%

Joel Schonfeld (3) 82 Dune Road Island Park, NY 11558	common stock	4,500,000	47.18%

Andrea I. Weinstein (4) 80 Wall Street, Suite 815 New York, New York 10005	common stock	4,500,000	47.18%

All Executive Officers and Directors as a Group (3 Persons)		9,500,000	99.61%

(1)	Based on a total of 9,537,000 shares of common stock outstanding.

(2)	Keywanna Cornish-Wilder is Secretary and a director of Wilder.

(3)	Joel Schonfeld is President, Chief Financial Officer, and a director of Wilder. He and Andrea Weinstein are partners of the law firm Schonfeld & Weinstein, LLP.

(4)	Andrea I. Weinstein is a director of Wilder. She and Joel Schonfeld are partners in the law firm of Schonfeld & Weinstein, LLP.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

Set forth below are the names of the directors and officers of Wilder, all positions and offices with Wilder, the period during which s/he has served as such, and the business experience during at least the last five years.

The following are all of the officers and directors and 5% or more shareholders of Wilder:

Name	Age	Positions and Offices Held

Joel Schonfeld	74	President, Chief Financial Officer and Director

Keywanna Cornish-Wilder	31	Secretary and Director

Andrea I. Weinstein	44	Director

BIOGRAHIES

Joel Schonfeld, has served as President, Chief Financial Officer and director of Wilder since its inception. He is a co-founder of Schonfeld & Weinstein, L.L.P., a law firm located in New York City, and has been a partner of Schonfeld & Weinstein, L.L.P. since 1996.

Keywanna Cornish-Wilder, has been Secretary and a director of Wilder since its inception. From 2002 to 2005 she was a legal assistant at Schonfeld & Weinstein, L.L.P., a law firm of which Joel Schonfeld and Andrea I. Weinstein, officers and directors of Wilder, are principals. Since 2005 she has been employed as the Operations Manager at MRN & Associates, LLC in Roanoke, Virginia.

Andrea I. Weinstein, has served as a director of Wilder since its inception. Since its founding in 1996, Ms. Weinstein has been a partner at Schonfeld & Weinstein, L.L.P., a law firm in New York City.

ITEM 6.  EXECUTIVE COMPENSATION.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Non Qualified Deferred Compensation Earnings ($)	Total ($)
Joel Schonfeld	2006	$0				$0		$0
President, CFO,	2007	$0				$0		$0
Director	2008	$0				$0		$0

Keywanna Cornish-Wilder	2006	$0				$0		$0
Secretary,	2007	$0				$0		$0
Director	2008	$0				$0		$0

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Wilder for the benefit of its employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

In 2005, Wilder issued a total of 9,500,000 shares of common stock to its founders pursuant to Section 4(2) of the Securities Act . On January 30, 2008, we amended our certificate of incorporation to increase the authorized capitalization from 100 to 50,000,000 common shares, $.0001 par value, and 20,000,000 shares of preferred stock, $.0001 par value.  In between July and September 2009,, in reliance upon Section 4(2) and Rule 505, Wilder engaged in a private offering of its securities pursuant to which it sold shares of common stock at $0.025 per share to 37 investors for a total of $925.

None of our directors are independent.

ITEM 8.  LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against Wilder.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

A.           MARKET PRICE.  There is no trading market for Wilder’s common stock at present and there has been no trading market to date.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to Wilder, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

(i)	that a broker or dealer approve a person's account for transactions in penny stocks and

(ii)	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

(i)	obtain financial information and investment experience and objectives of the person; and

(ii)
make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

(i)	sets forth the basis on which the broker or dealer made the suitability determination and

(ii)
that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

B.           HOLDERS.  The issued and outstanding shares of the common stock of Wilder were issued in accordance with the exemptions from registration afforded by Section 4(2) and Rule 506 of the Securities Act of 1933. As of September 30, 2009, we had 40 shareholders of record.

C.           DIVIDENDS.  Wilder has not paid any dividends to date, and has no plans to do so in the immediate future.

D.           SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS.   We have no authorized Equity Compensation Plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

          In January, 2005, Wilder  issued 9,500,000 common shares to its founders pursuant to Section 4(2) of the Securities Act of 1933. In January 2008, we amended our Certificate of Incorporation to increase our authorized capitalization to 50,000,000 shares of common stock, $0.0001 par value; and 20,000,000 shares of preferred stock, $0.0001 par value.   In between July and September 2009, we sold 37,000 shares to 37 persons for $0.025 per share. We relied upon Section 4(2) and Rule 505 in this transaction. Offering proceeds have been applied towards general working capital.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED.

The authorized capital stock of Wilder consists of 50,000,000 shares of common stock, par value $.0001 per share, of which there are 9,537,000 issued and outstanding.  The following statements relating to the capital stock set forth the material terms of the securities of Wilder; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Wilder, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the common stock of Wilder.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

           The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Wilder without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.  At present, Wilder has no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a stock acquisition by including class voting rights that would enable the holder to block such a transaction, or facilitate a stock acquisition by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Wilder, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

DIVIDENDS

Dividends, if any, will be contingent upon Wilder’s revenues and earnings, if any, capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of Wilder’s Board of Directors.  Wilder presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future .

TRANSFER AGENT

Wilder intends to retain Standard Registrar & Transfer Co Inc., 12528 South 1840, East Draper, Utah 84020 as its transfer agent prior to listing on the Over-The-Counter Bulletin Board or Pink Sheets.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Company's by-laws, any individual made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the individual or the individual's testator or intestate is or was a director or officer of the Company, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Company, shall be indemnified against judgments, fines, amounts paid in settlement and other liabilities expenses, to the full extent permitted by law.

The indemnification provided in the Business Corporation Law of New York is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, a stockholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that the officer's or director's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the officer or director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to officers and directors of the Company pursuant to the above-mentioned by-laws and statute, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for such indemnification (except  insofar as it provides for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Company by a director or officer and the Commission is still of the same opinion, the Company will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 13. FINANCIAL STATEMENTS.

Set forth below are the audited financial statements for Wilder as of December 31, 2007 and December 31, 2008, and for the period September 3, 2004 (inception) to December 31, 2008 and unaudited financial statements for the period January 1, 2009 to September 30, 2009.  The following financial statements are attached to this report and filed as a part thereof.

Wilder Filing, Inc.
Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheets as of September 30, 2009 (Unaudited), December 31, 2008
(Audited), and December 31, 2007 (Audited)	F-3

Statements of Operations for the nine months ended September 30, 2009 and
2008 (Unaudited) and the years ended December 31, 2008 and 2007
(Audited)	F-4

Statements of Changes in Stockholders’ Equity
for the nine months ended September 30, 2009 (Unaudited) and
the years ended December 31, 2008 and 2007 (Audited)	F-5

Statements of Cash Flows for the nine months ended September 30, 2009 and
2008 (Unaudited) and the years ended December 31, 2008 and 2007
(Audited)	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Wilder Filing, Inc.

I have audited the accompanying balance sheets of Wilder Filing, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilder Filing, Inc. as of December 31, 2008 and 2007 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
                                                                                         Michael T. Studer CPA P.C.

Freeport, New York
November      , 2009

Wilder Filing, Inc.
Balance Sheets
	September 30,	December 31,	December 31,
	2009	2008	2007
	(Unaudited)	(Audited)	(Audited)
ASSETS
Current Assets
Cash	$1,062	$1,814	$867
Accounts receivable	4,271	4,856	1,238
Total current assets	5,333	6,670	2,105

Equipment, less accumulated depreciation of $ 441, $288 and $84, respectively
	580	733	937
Total Assets	$5,913	$7,403	$3,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$100	$100	$100
Total current liabilities	100	100	100

Stockholders' Equity
Preferred Stock, $0.0001 par value;
authorized 20,000,000 shares, none issued and outstanding	-	-	-
Common Stock, $0.0001 par value;
authorized 50,000,000 shares,
issued and outstanding 9,537,000, 9,500,000 shares and 9,500,000 shares respectively
	954	950	950
Additional paid-in capital	2,821	1,900	1,900
Retained earnings	2,038	4,453	92
Total stockholders' equity	5,813	7,303	2,942
Total Liabilities and Stockholders' Equity	$5,913	$7,403	$3,042

Wilder Filing, Inc.
Statements of Operations

	Nine Months ended September 30, 2009	Nine Months ended September 30, 2008	Year ended December 31, 2008	Year ended December 31, 2007
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Revenues:
Fees revenue	$27,706	$7,404	$14,544	$19,629
Total revenues	27,706	7,404	14,544	19,629

Costs and expenses:
Compensation to related parties	24,950	7,600	7,600	14,400
Other general and administrative	5,171	2,532	2,583	2,597
Total Costs and Expenses	30,121	10,132	10,183	16,997

Income before income taxes	(2,415)	(2,728)	4,361	2,632

Income taxes	-	-	-	-
Net Income (Loss)	$(2,415)	$(2,728)	$4,361	$2,632

Net income per share
Basic and diluted	$(0.00)	$(0.00)	$0.00	$0.00

Number of common shares used to compute net income per share
Basic and Diluted	9,524,667	9,500,000	9,500,000	9,500,000

Wilder Filing, Inc.
Statements of Stockholders' Equity

	Common Stock, $0.0001 par value		Additional Paid-in	Retained Earnings
	Shares	Amount	Capital	(Deficit)	Total

Balance- December 31, 2006	9,500,000	$950	$1,900	$(2,540)	$310
Net Income	-	-	-	2,632	2,632
Balance - December 31, 2007	9,500,000	950	1,900	92	2,942
Net Income	-	-	-	4,361	4,361
Balance - December 31, 2008	9,500,000	950	1,900	4,453	7,303
Unaudited:
Issuance of stock for cash	37,000	4	921	-	925
Net Income (Loss)	-	-	-	(2,415)	(2,415)
Balance - September 30, 2009	9,537,000	$954	$2,821	$2,038	$5,813

Wilder Filing
Statements of Cash Flows

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Year ended December 31, 2008	Year ended December 31, 2007

	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Cash Flows from Operating Activities
Net income (loss)	$(2,415)	$(2,728)	$4,361	$2,632
Depreciation	153	153	204	84
Change in operating assets and liabilities:
Accounts receivable	585	1,238	(3,618)	(1,238)
Accounts payable and accrued expenses	-	-	-	(846)
Net cash provided by (used for) operating activities	(1,677)	(1,337)	947	632

Cash Flows from Investing Activities
Equipment additions	-	-	-	(721)
Net cash provided by (used for) investing activities	-	-	-	(721)

Cash Flows from Financing Activities
Loan from related parties	-	1,000	-	-
Proceeds from sale of common stock	925	-	-	-
Net cash provided by (used for ) financing activities	925	1,000	-	-

Increase (decrease) in cash	(752)	(337)	947	(89)

Cash - beginning of period	1,814	867	867	956

Cash - end of period	$1,062	$530	$1,814	$867

Supplemental disclosures of cash flow information:
Interest paid	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-

Wilder Filing, Inc.
Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Wilder Filing, Inc.  (the “Company”) was incorporated in New York on August  20, 2004. The Company provides EDGAR filing services to Securities and Exchange Commission (“SEC”) reporting companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

At December 31, 2008, the Company had working capital of $ 6,570 and stockholders’ equity of $7,303.  For the years ended December 31, 2008 and 2007, the Company had revenues of $14,544 and $19,629, respectively. These factors create substantial doubt as to the Company’s ability to continue as a going concern.  The Company is making efforts to obtain new clients to increase revenues.  However, there is no assurance that the Company will be successful in accomplishing this objective.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(b)	Interim Financial Information

The interim financial statements included herein as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

(c)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(d)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable and accrued expenses.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments.

Wilder Filing, Inc.
Notes to Financial Statements

(e)	Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(f)	Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight line method over the estimated useful lives of the respective assets.

(g)	Revenue Recognition

      Revenue from services is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectibility is reasonable assured, and (4) services have been performed.

(h)	Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) No. 718, “Shared-Based Payment.”

(i)	Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(j)	Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average   number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

Wilder Filing, Inc.
Notes to Financial Statements

(k)	Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company.  The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 3 – STOCKHOLDERS’ EQUITY

On December 17, 2007, the Company amended its certificate of incorporation to change its authorized capital from 200 shares of common stock, no par value, to 50,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share and to increase its issued and outstanding shares of common stock to 9,500,000 shares. All references to shares and per share amounts in the accompanying financial statements have been restated to retroactively reflect these transactions.

In the nine months ended September 30, 2009, the Company sold in private transactions a total of 37,000 shares of its common stock to a total of 37 investors at a price of $0.025 per share, or $925 total.

NOTE 4 – INCOME TAXES

The Company has filed its Federal and New York income tax returns as an S corporation since inception. As such, the net income (loss) of the Company is includible in the income tax returns of the Company stockholders and the Company is not subject to income tax. Accordingly, no provisions for income taxes have been recorded for the periods presented.

NOTE 5- SIGNIFICANT CUSTOMERS

In the nine months ended September 30, 2009, two customers accounted for approximately 82% and 18%, respectively, of total revenues.

In the nine months ended September 30, 2008, two customers accounted for 53% and 41%, respectively, of total revenues.

In 2008, two customers accounted for approximately 70% and 27%, respectively, of total revenues.

In 2007, three customers accounted for approximately 48%, 24%, and 14%, respectively, of total revenues.

Wilder Filing, Inc.
Notes to Financial Statements

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing date of this Form 10 and has determined that there were no subsequent events to recognize or disclose in these financial statements.

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Wilder has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) The following financial statements are filed as part of this Form 10 Registration Statement: Audited financial statements for the years ended December 31, 2007 and 2008; unaudited financial statements for the nine months ended September 30, 2008 and 2009.

(b) Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation
3.2	Certificate of Amendment
3.3	By-Laws
4.0	Specimen Stock Certificate

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission").  Reports and other information when filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at room 1024, 450 Fifth Street, N.W., Washington D.C.  20549.  Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, DC  20549 at prescribed rates.

All of the Company’s reports will be filed through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.  Documents filed through EDGAR are publicly available through the Commission's Website at Http:/www.sec.gov.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

WILDER FILING, Inc.

DATE: January 6, 2010	By:	/s/Joel Schonfeld . .
Joel Schonfeld, President